Exhibit 10.4

IN THE CIRCUIT COURT FOR THE TWELFTH JUDICIAL CIRCUIT IN AND FOR SARASOTA COUNTY, FLORIDA

CIVIL DIVISION

EMRY CAPITAL GROUP, INC.

Plaintiff,

v.	CASE NO: 2021 CA ___________ SC

TESHEB CASIMIR, and all other persons unknown claiming any right,

title, estate, lien or interest in the property

described in the Complaint adverse to Plaintiff’s claim

of ownership, or any cloud on Plaintiff’s title,

Defendants.

_______________________/

COMPLAINT

COMES NOW, Plaintiff, Emry Capital Group Inc., and sues Defendant, Tesheb Casimir, and all other persons unknown claiming any right, title, estate, lien or interest in the property described in the Complaint adverse to Plaintiff’s claim of ownership, or any cloud on Plaintiff’s title, and states as follows:

ALLEGATIONS COMMON TO ALL COUNTS

I.       The Parties, the Property, Venue, Jurisdiction, Conditions Precedent

1.       This is a cause of action for damages and injunctive relief relating to Defendant’s interference with Emry Capital Group Inc.’s ownership interest in DKG Capital Inc., which it acquired from the Defendant.

2.       Plaintiff, Emry Capital Group (hereafter, “ECG”) is a duly organized and existing Florida corporation with its principal place of business located at 555 S. Australian Avenue, West Palm Beach Florida 33401.

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3.       Defendant, Tesheb Casimir (“Casimir”) is an individual residing in WP Kuala Lumpur, Malaysia and is subject to the jurisdiction of the Courts of the State Of Florida pursuant to a forum selection clause contained in a certain Stock Purchase Agreement (“SPA”), wherein Casimir agreed to sell his controlling stock interest in DKG Capital Inc. equal to 10.8 million common shares to ECG.

4.       DKG Capital Inc. (“DKG”) is a duly organized and existing Nevada Corporation located at 1980 Festival Plaza Drive, Suite 530, Las Vegas, Nevada, 89135.

5.       On or about December 1, 2020, Casimir, as Seller, and ECG, as Purchaser, entered into the SPA wherein Casimir agreed to sell his controlling interest in DKG equal to 10.8 million common shares in exchange for $50,000.00. A true copy of the SPA is attached hereto.

6.       DKG’s stock is thinly traded on OTC markets.

7.       Acquiring DKG presented a unique opportunity to ECG that was to yield significant value of an unquantifiable nature.

8.       In furtherance of the SPA ECG deposited $50,000 into a mutually agreeable trust account.

9.       Also in furtherance of the SPA, ECG paid over $5,000.00 to Issuer Direct Corp. who was the current transfer agent to cure any outstanding balance while Casimir terminated Issuer Direct Corp., and instructed Issuer Direct Corp., to transfer its files and records to Pacific Stock Transfer Company.

10.     Pacific Stock Transfer Company is receipt of the aforementioned files and recognizes ECG’s rights in DKG.

11.     ECG has fully fulfilled its obligations under the SPA. At the same time there is some further documentation needed from Casimir along with the release of the $50,000.00 to Casimir to make perfect. Casimir is inferring with ECG’s ongoing rights in DKG by failing to provide such additional documents and claim the $50,000.00 in escrow.

12.     As a result Casimir’s conduct ECG has suffered extensive damages in excess of one million dollars.

II.      Causes of Action

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First Cause of Action

(Breach of Contract)

13.     Plaintiff repeats and realleges the allegations set forth in paragraphs 1 through 12 as though set forth fully herein.

14.     The parties entered into a binding contract known as the SPA.

15.     ECG fulfilled its obligations under the SPA, including but not limited to depositing $50,000.00.

16.     Casimir breached the SPA, in that he failed to claim the $50,000.00 deposit and provide certain documentation.

17.     ECG has been damaged by Casimir’s breach.

18.     By reason of the foregoing, ECG has been significantly damaged in an amount to be determined at trial, but presently estimated to exceed $1,000,000.00.

Second Cause of Action

(Breach of the Covenant of Implied Good Faith and Fair Dealing)

19.     Plaintiff repeats and realleges the allegations set forth in paragraphs 1 through 18 as though set forth fully herein.

20.     A duty of good faith and fair dealing was implied in the SPA.

21.     Casimir has breached the implied duty of good faith and fair dealing by failing to claim the deposit and provide certain documentation.

22.     By reason of the foregoing, ECG has been significantly damaged in an amount to be determined at trial, but presently estimated to exceed $1,000,000.00.

Third Cause of Action

(Interference)

23.     Plaintiff repeats and realleges the allegations set forth in paragraphs 1 through 19 as though set forth fully herein

24.     ECG had an ongoing economically advantageous relationship with DKG.

25.     Casimir knows of ECG’s relationship with DKG.

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26.     Casimir intentionally and without justification refuses to claim the deposit and provide certain documentation thereby limiting ECG’s rights in DKG.

27.     Casimir acted improperly and ECG has suffered damages as a result. Such damages continue to accumulate and presently exceed $1,000,000.00.

Fourth Cause of Action

(Attorneys’ Fees)

28.     Plaintiff repeats and realleges the allegations set forth in paragraphs 1 through 27 as though set forth fully herein.

29.     The SPA provides, at Paragraph 8 thereof, that in the event that litigation results or arises out of the SPA the prevailing party is entitled to reasonable attorneys’ fees, court costs, and other expenses.

30.     Casimir is in breach of the SPA.

31.     As a result of Casimir’s conduct ECG has sustained significant damages including reasonable attorneys fees.

32.     By reason of the foregoing, ECG is entitled to recover reasonable attorneys’ fees as well as damages arising from Casimir’s breach. These damages continue to accumulate and presently exceed over $10,000.00.

III.     Relief

WHEREFORE, Plaintiff, Emry Capital Group Inc., requests that this Court order and adjudge:

a.            On the First Cause of Action of the Complaint, awarding judgment in favor of Emry Capital Group Inc. and against Tesheb Casimir in an amount to be determined at trial, but presently estimated to exceed $1,000,000.00, together with interest thereon and the costs and disbursements of this action.

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b.            On the Second Cause of Action of the Complaint, awarding judgment in favor of Emry Capital Group Inc. and against Tesheb Casimir in an amount to be determined at trial, but presently estimated to exceed $1,000,000.00, together with interest thereon and the costs and disbursements of this action.

c.            On the Third Cause of Action of the Complaint, awarding judgment in favor of Emry Capital Group Inc. and against Tesheb Casimir in an amount to be determined at trial, but presently estimated to exceed $1,000,000.00, together with interest thereon and the costs and disbursements of this action.

d.            On the Fourth Cause of Action of the Complaint, awarding judgment in favor of Emry Capital Group Inc. and against Tesheb Casimir in an amount to be determined at trial, but presently estimated to exceed $10,000.00 , together with interest thereon and the costs and disbursements of this action.

e.            That Plaintiff, Emry Capital Group Inc., be granted such other further relief as this Court may deem just, appropriate and proper.

Respectfully submitted,
Law Office of Andrew W. Rosin, P.A.
1966 Hillview Street
Sarasota, Florida 34239-3607
(941) 359-2604
(941) 366-6324
E-mail: arosin@rosinlawfirm.com

By: __________________________
Andrew W. Rosin, Esquire
Florida Bar No. 0598305
Attorney for Plaintiff

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